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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




All Communications Corporation
Hillside, New Jersey


We hereby consent to the inclusion in the joint proxy statement/prospectus constituting a part of this registration statement of our report dated February 16, 1999 (except for Note 6 which is as of March 17, 1999), relating to the consolidated financial statements of All Communications Corporation which are contained in this joint proxy statement/prospectus.

We also consent to the reference to us under the caption "Experts" in the joint proxy statement/prospectus.



/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Woodbridge, New Jersey
January 20, 2000